Exhibit 99.1

Blackstone’s GSO Capital Partners Acquires Harbourmaster Capital

New York, London, Dublin, January 5, 2012: GSO Capital Partners LP (“GSO”), the global credit platform of Blackstone (NYSE: BX), today completed the acquisition of Harbourmaster Capital, a leading European leveraged loan manager with €7.6 billion ($10.2 billion) of assets under management as of September 30, 2011. As previously announced, the acquisition makes GSO one of the largest leveraged loan investors in Europe as well as the United States, thereby enhancing its global scale.

GSO is one of the largest credit-oriented alternative managers in the world, generating attractive risk-adjusted returns for its investors through a broad array of strategies including mezzanine, distressed investing, leveraged loans and other special situation strategies. Together with its affiliates, GSO has $33.6 billion of assets under management as of September 30, 2011 (approximately $43.8 billion combined for the acquisition).

About Harbourmaster

Established in March 2000, Harbourmaster Capital is one of Europe’s leading investment advisors of secured bank loans. The firm is dedicated to deep, fundamental, long term analysis of sub-investment grade corporates and investment grade infrastructure projects. Harbourmaster Capital advises clients in respect of €7.6 billion of senior secured loans and infrastructure debt. Further information is available at www.harbourmaster.com .

About Blackstone

Blackstone is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses includes the management of private equity funds, real estate funds, funds of hedge funds, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on twitter @blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. These forward-looking statements may be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as such factors may be updated from time to time in its periodic filings with the United States Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. In particular, Blackstone notes that the statements regarding the acquisition of Harbourmaster Capital by GSO Capital Partners is subject to a number of risks and uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Blackstone’s other filings with the SEC. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Contact:

Helen Winning

Blackstone, London

Tel: +44(0) 207 451 4344

winning@blackstone.com

Christine Anderson

Blackstone, NY

Tel: +1 212 583 5182

Christine.Anderson@blackstone.com